UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2011

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive
Alvin, Texas 77511
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Team, Inc. (the “Company”) with the Securities and Exchange Commission on October 4, 2011 (the “Original Report”).  The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.  No other changes have been made to the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on September 29, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding subsequent advisory votes on compensation (say on pay) of the Company’s named executive officers.  As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

In consideration of the stockholder vote on the frequency proposal, the Company’s Board decided at a meeting held on September 29, 2011 that the Company will hold an advisory vote on executive compensation on an annual basis.  Accordingly, the Company will include an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes, which will be no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:   /s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary
Dated:  February 14, 2012